Exhibit 99.1

Equillium to Collaborate with Oxford University and Kennedy Institute of Rheumatology to Investigate Role of the CD6-ALCAM Pathway and Itolizumab in Rheumatic Diseases

LA JOLLA, California, June 7, 2021 – Equillium, Inc. (Nasdaq: EQ) a clinical-stage biotechnology company developing itolizumab to treat severe autoimmune and inflammatory disorders, today announced a translational research collaboration with the Kennedy Institute for Rheumatology and the Sir William Dunn School of Pathology, University of Oxford. The research collaboration will study how CD6 monoclonal antibodies, such as itolizumab, modulate T cell responses and explore the role of the CD6-ALCAM pathway in rheumatic diseases. CD6 is a co-stimulatory receptor, predominantly expressed on T cells, that binds to activated leukocyte cell adhesion molecule (ALCAM), a ligand expressed on antigen presenting cells and various epithelial and endothelial tissues. The CD6-ALCAM pathway plays an integral role in modulating T cell activation, proliferation, differentiation and trafficking and is believed to play a central role in many autoimmune disorders.

“A deeper understanding of the molecular interactions of the T cell receptor and CD6, and how it is regulated will contribute to the improvement of therapeutic applications,” said Dr. Marion H. Brown, from the Sir William Dunn School of Pathology, University of Oxford. “Oxford has a history of conducting research in the field of CD6 biology and this collaboration with Equillium capitalizes on our expertise in characterizing how anti-CD6 antibodies modulate T cell responses at both the molecular and cellular level, as it relates to treating autoimmune and inflammatory diseases.”

The translational research collaboration aims to expand and strengthen the potential use of anti-CD6 therapies in patients with rheumatoid arthritis and other rheumatological indications, one of the main areas of focus for the Kennedy Institute, which is the largest European academic department in its field.

“Currently, less than a quarter of patients who receive the standard-of-care treatment of anti-TNFα plus methotrexate achieve remission, and in most cases relapse when treatment is withdrawn,” said Richard Williams, Ph.D., professor from the Kennedy Institute of Rheumatology, University of Oxford. “Because of this, continued efforts are required to develop drugs capable of providing long-term remission of rheumatoid arthritis. This project with itolizumab will help to develop a novel therapeutic strategy for rheumatoid arthritis that targets the CD6-ALCAM pathway, which we believe plays a key role in driving immune responses and reducing inflammation.”

“We are thrilled to be working with leading immunologists and rheumatologists from the prestigious Kennedy Institute and Oxford University, who have an interest and pedigree in conducting research in CD6 biology,” said Stephen Connelly, Ph.D., chief scientific officer of Equillium. “This collaboration illustrates Equillium’s commitment to advancing our understanding of the CD6-ALCAM pathway and how itolizumab could be used be to treat a variety of autoimmune and inflammatory diseases.”

About Itolizumab

Itolizumab is a clinical-stage, first-in-class anti-CD6 monoclonal antibody that selectively targets the CD6-ALCAM pathway. This pathway plays a central role in modulating the activity and trafficking of T cells that drive a number of immuno-inflammatory diseases. Equillium acquired rights to itolizumab through an exclusive partnership with Biocon Limited.

About The Kennedy Institute

The Kennedy Institute is part of the Nuffield Department of Orthopaedics, Rheumatology and Musculoskeletal Sciences (NDORMS), a multi-disciplinary department focusing on discovering the causes of musculoskeletal and inflammatory conditions to deliver excellent and innovative care that improves people’s quality of life. The largest European academic department in its field, NDORMS is part of the Medical Sciences Division of the University of Oxford, and is a rapidly growing community of more than 500 orthopaedic surgeons, rheumatologists and scientists all working in the field of musculoskeletal disorders.

The research work of the department takes place in several locations across the Nuffield Orthopaedic Centre, namely the Botnar Research Centre, the Kennedy Institute of Rheumatology, and the Kadoorie Centre. The co-location with NHS services puts the department in an excellent position with basic researchers working alongside clinicians. This substantially improves research capacity, improving access for researchers to patients, and facilitating the interaction between clinicians and scientists that is essential for successful medical research. www.ndorms.ox.ac.uk

About Equillium

Equillium is a clinical-stage biotechnology company leveraging deep understanding of immunobiology to develop novel products to treat severe autoimmune and inflammatory disorders with high unmet medical need. Equillium is developing itolizumab for multiple severe immuno-inflammatory diseases, including acute graft-versus-host-disease (aGVHD), lupus/lupus nephritis and uncontrolled asthma.

For more information, visit www.equilliumbio.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to statements regarding the potential benefit of treating patients with aGVHD, uncontrolled asthma, or lupus/lupus nephritis with itolizumab, Equillium’s plans and expected timing for developing itolizumab including the expected timing of initiating, completing and announcing further results from the EQUATE, EQUIP, and EQUALISE studies, the potential for any of Equillium’s ongoing or planned clinical studies to show safety or efficacy, statements regarding the impact of new leadership team members, Equillium’s anticipated timing of regulatory review and feedback, Equillium’s cash runway, and Equillium’s plans and expected timing for developing itolizumab and potential benefits of itolizumab. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties related to the abilities of new leadership team members to integrate and perform as expected; Equillium’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; Equillium’s plans and product development, including the initiation and completion of clinical studies and the reporting of data therefrom; whether the results from clinical studies will validate and support the safety and efficacy of itolizumab; changes in the competitive landscape; uncertainties related to Equillium’s capital requirements; and having to use cash in ways or on timing other than expected and the impact of market volatility on cash reserves. These and other risks and uncertainties are described more fully under the caption "Risk Factors" in Equillium’s Annual Report on Form 10-K for the year ended December 31, 2020, and elsewhere in Equillium's filings and reports with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact

Michael Moore

Vice President, Investor Relations & Corporate Communications

619-302-4431

ir@equilliumbio.com

Media Contacts
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com